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                                WARRANT AGREEMENT


                         Dated as of September 19, 2000


                                     between


                              PATHMARK STORES, INC.


                                       and


                      CHASEMELLON SHAREHOLDER SERVICES, LLC


                                as Warrant Agent

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                                           WARRANT AGREEMENT
                                           TABLE OF CONTENTS
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                                                                                             Page
SECTION 1.   Defined Terms......................................................................1
             1.1    Rules of Construction.......................................................4

SECTION 2.   Issuance, Form, Execution, Delivery and Registration of Warrant Certificates.......5
             2.1    Issuance of Warrants........................................................5
             2.2    Execution of Warrant Certificates...........................................5
             2.3    Countersignature and Delivery...............................................5
             2.4    Form of Warrant Certificates................................................6
             2.5    Temporary Warrant Certificates..............................................6
             2.6    Registration, Registration of Transfers and Exchanges.......................7
             2.7    Book-Entry Provisions for Global Warrants...................................8
             2.8    Special Transfer Provisions.................................................9
             2.9    Offices for Exercise, Etc..................................................10
             2.10   Cancellation...............................................................10
             2.11   Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates.........11

SECTION 3.   Terms of Warrants; Exercise of Warrants...........................................12
             3.1    Exercise Period............................................................12
             3.2    Manner of Exercise.........................................................12
             3.3    Issuance of Warrant Shares.................................................13
             3.4    Fractional Warrant Shares..................................................13
             3.5    Sufficient Authorized Share Capital........................................13
             3.6    Payment of Taxes...........................................................14

SECTION 4.   Adjustment of Exercise Price and Number of Warrant Shares Issuable................14
             4.1    Adjustments................................................................14
             4.2    Tender Offers: Exchange Offers.............................................17
             4.3    Other Events...............................................................17
             4.4    When No Adjustment Required................................................17
             4.5    Superseding Adjustment.....................................................18
             4.6    Minimum Adjustment.........................................................19
             4.7    Notice of Adjustment.......................................................19
             4.8    Notice of Certain Transactions.............................................19
             4.9    Adjustment to Warrant Certificate..........................................20
             4.10   Challenge to Good Faith Determination......................................20
             4.11   Treasury Stock.............................................................20

SECTION 5.   Warrant Agent.....................................................................20
             5.1    Appointment of Warrant Agent...............................................20
             5.2    Rights and Duties of Warrant Agent.........................................20
             5.3    Individual Rights of Warrant Agent.........................................22


                                       i
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             5.4    Warrant Agent's Disclaimer.................................................22
             5.5    Compensation and Indemnity.................................................22
             5.6    Successor Warrant Agent....................................................24

SECTION 6.   Miscellaneous.....................................................................25
             6.1    Reports....................................................................25
             6.2    Notices to the Company and Warrant Agent...................................25
             6.3    Supplements and Amendments.................................................26
             6.4    Severability...............................................................27
             6.5    Successors.................................................................27
             6.6    Termination................................................................27
             6.7    Governing Law..............................................................27
             6.8    Submission to Jurisdiction; Appointment of Agent for Service; Waiver.......27
             6.9    Benefits of this Agreement.................................................28
             6.10   Counterparts...............................................................28
             6.11   Table of Contents..........................................................28

Exhibits

EXHIBIT A    -      Form of Face of Global Warrant Certificate

EXHIBIT B    -      Form of Face of Definitive Warrant Certificate

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                                       ii



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              WARRANT AGREEMENT dated as of September 19, 2000 (the "Agreement")
between Pathmark Stores, Inc., a company organized under the laws of Delaware (the "Company"), and Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability Company as warrant agent (in such capacity, the "Warrant Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

              WHEREAS, under the Disclosure Statement dated June 7, 2000, the Company agreed to enter into this Agreement with the Warrant Agent to issue the Warrants (as defined below) which will entitle the holders thereof to purchase 5,294,118 shares of Common Stock (as defined below) at an Exercise Price (as defined below) of $22.31 based on a reorganization value of the Company of $1.3 billion; and

              WHEREAS, the Company desires the Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised; and

              WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

              SECTION 1. Defined Terms.

              1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

              "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agreement" shall have the meaning set forth in the preamble of this Agreement.

              "Amended Certificate of Incorporation" shall mean the amended and restated Certificate of Incorporation of the Company, as amended under the Plan of Reorganization.

              "Bankruptcy Law" means Title 11, United States Code (the "Bankruptcy Code") or any similar United States Federal, state or foreign law for the relief of creditors.

              "Board" means the Board of Directors of the Company.

              "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

              "Cashless Exercise" has the meaning specified in Section 3.2 hereof.

              "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value (as defined below) per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of Common Stock on the Exercise Date.

              "Combination" has the meaning specified in Section 4.1(e) hereof.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" shall mean the new common stock of the Company, par value $0.01 per share as issued under the Amended Certificate of Incorporation.

              "Current Market Value," per share of Common Stock or any other security at any date, means (i) if the security is not registered under the Exchange Act, the fair market value of the security (without any discount for lack of liquidity, the amount of such security offered to be purchased or the fact that such securities may represent a minority interest in a private company or a company under the control of another Person) as determined in good faith by the Board and certified in a board resolution that is delivered to the Warrant Agent, and determined to be fair, from a financial point of view, to the holders of such security or another security exercisable for such security, by an Independent Financial Expert (as set forth in such Independent Financial Expert's written fairness opinion); or (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the security (or the equivalent in an over-the-counter market) for each Business Day (as defined herein) during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (provided, however, that if the closing bid price is not determinable for at least 10 Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act). The Company shall pay the fees and expenses of any Independent Financial Expert in the determination of Current Market Value.

              "Definitive Warrants" means Warrants in definitive registered form substantially in the form of Exhibit B.

              "DTC" means The Depository Trust Company or its successors.

              "DWAC" means the Depositary/Deposit Withdraw at Custodian system.
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                                       3


              "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

              "Exercise Date" means the date on which a Warrant is exercised by the Holder thereof.

              "Exercisability Date" means the first day after the Issue Date.

              "Exercise Price" means the purchase price per Warrant Share to be paid upon the exercise of each Warrant, which price shall be $22.31 per Warrant Share as adjusted in accordance with the terms hereof.

              "Expiration Date" means September 19, 2010.

              "Holder" means the registered holder of a Warrant.

              "Independent Financial Expert" means an internationally recognized investment bank that does not (and whose directors, executive officers and 5% or greater stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries or Affiliates, which has not been for at least five years, and at the time it is called upon to give independent financial advice to the Company is not (and none of its directors, executive officers nor 5% or greater stockholders is), a promoter, director, or officer of the Company or any of its subsidiaries or Affiliates. The Independent Financial Expert may be compensated and indemnified by the company for opinions or services it provides as an Independent Financial Expert.

              "Issue Date" means September 19, 2000, the date on which the Warrants are first issued.

              "Majority Holders" means the Holders of a majority of the then outstanding Warrants.

              "Nasdaq National Market" means the Nasdaq Stock Market.

              "Officer" means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

              "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

              "Person" means any individual, firm corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, and shall include any successor (by merger or otherwise) of such entity.

              "Plan of Reorganization" means the joint plan of reorganization of the Company and certain of its Affiliates under chapter 11 of the Bankruptcy Code.

              "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

              "Repurchase Price" means, in respect of a Warrant, (i) the excess of the Current Market Value of a share of Common Stock of the Company over the Exercise Price per share of Common Stock, multiplied by (ii) the number of Warrant Shares that would be obtained if one Warrant was exercised on the date of repurchase.

              "Right" has the meaning specified in Section 4.4 hereof.

              "Securities Act" means the Securities Act of 1933, as amended.

              "shares of Common Stock" has the meaning specified in the Preamble hereto.

              "Successor Company" has the meaning specified in Section 4.1(e) hereof.

              "Warrant Agent" means Chase Mellon Shareholder Services, L.L.C., or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

              "Warrant Certificates" means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibits A and B hereto.

              "Warrant Registrar" has the meaning specified in Section 2.6 hereof.

              "Warrant Shares" has the meaning specified in Section 2.1(c) hereof.

              "Warrants" shall mean the new warrants issued hereunder and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

              1.2 Rules of Construction. Unless the text otherwise required:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles ("U.S. GAAP") as in effect from time to time.

              (iii) "or" is not exclusive;

              (iv) "including" means including, without limitation; and
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                                       5


              (v) words in the singular include the plural and words in the plural include the singular.

              SECTION 2. Issuance, Form, Execution, Delivery and Registration of
                         Warrant Certificates.

              2.1 Issuance of Warrants. (a) On the Issue Date and in accordance with the Plan of Reorganization, the Company shall issue Warrants to the holders of the 11.625% Subordinated Notes due 2002 of the Company (the "Subordinated Notes"), the 12.625% Subordinated Debentures due 2002 of the Company (the "Subordinated Debentures") and the 10.75% Junior Subordinated Referred Coupon Notes due 2003 of the Company (the "Junior Subordinated Notes") entitling holders of such existing bonds of the Company to purchase an aggregate of 5,294,118 shares, as adjusted in accordance with Section 4 of this Agreement.

              (b) Each one dollar worth of the Subordinated Notes and the Subordinated Debentures will entitle its holder to receive 0.01265 Warrants and each dollar worth of Junior Subordinated Notes will entitle its holder to receive 0.005487 Warrants. Any Holder of a fraction of a Warrant will be entitled to receive an additional Warrant if such fraction is higher than 0.5. Each Warrant issued under this Agreement shall be evidenced by a Warrant Certificate.

              (c) Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one share of Common Stock of the Company (the shares purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares," subject to adjustment as provided in Section 4 hereof).

              2.2 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by two Officers of the Company. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

              In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the Person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such Person was not such an officer.

              2.3 Countersignature and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be countersigned by manual signature and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register.

              Upon the receipt by the Warrant Agent of a written order of the Company set forth in an Officers' Certificate, specifying the amount of Warrants to be countersigned, the date of such Warrants and such other information as the Warrant Agent may reasonably request, the Warrant Agent is authorized, to countersign the Warrant Certificates upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in
Section 2.2 hereof, and deliver them, without any further action by the Company. Such countersignature shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

              In case any authorized signatory of the Warrant Agent who shall have countersigned any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the Person who countersigned such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be countersigned on behalf of the Warrant Agent by such Persons as, at the actual time of countersignature of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such Person is not such an authorized signatory.

              The Warrant Agent's countersignature on all Warrant Certificates shall be in substantially the form set forth in Exhibits A and B hereto.

              2.4 Form of Warrant Certificates. The Warrant Certificates evidencing the Warrants to be delivered pursuant to this Agreement shall be (each such Warrant a "Global Warrant") substantially in the form set forth in Exhibit A attached hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be decreased or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and DTC in accordance with written instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary (the "Depositary") with respect to the Global Warrants until a successor, if any, shall be appointed by the Company. Except as provided in
Section 2.8(b), owners of beneficial interests in a Global Warrant will not be entitled to receive physical delivery of Definitive Warrants.

              2.5 Temporary Warrant Certificates. Pending the preparation of Definitive Warrant Certificates, the Company may execute, and the Warrant Agent, upon receipt of written instructions from the Company (which shall include names, addresses and delivery instructions), shall countersign and deliver to the Holders, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the Definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions,

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                                       7


omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

              If temporary Warrant Certificates are issued, the Company will cause Definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of Definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for Definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 2.11 hereof. Subject to the provisions of Section 3.6 hereof, such exchange shall be without charge to the holder (nor shall the Warrant Agent be responsible for any such charges). Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent, upon receipt of written instructions from the (which shall include names, addresses and delivery instructions), from the Company, shall countersign and deliver in exchange therefor, one or more Definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a Definitive Warrant Certificate.

              2.6 Registration, Registration of Transfers and Exchanges. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided herein. Each person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Warrant Registrar." The Company hereby initially appoints the Warrant Agent as Warrant Registrar. Upon prior written notice to the Warrant Agent and any acting Warrant Registrar, the Company may appoint a successor Warrant Registrar for such purposes.

              The Company will at all times designate one Person (who may be the Company and who need not be a Warrant Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other Person is, by written prior notice from the Company to the Warrant Agent and the Warrant Registrar, designated by the Company to act as such. In the event the Warrant Registrar is not the repository, the Company shall cause the Warrant Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by the Warrant Registrar as may be necessary to enable such, repository, to maintain the Warrant Register on as current a basis as is practicable.

              When Warrants are presented to the Warrant Agent with a request to register the transfer of the Warrants or exchange Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange requested if the requirements under this Warrant Agreement as set forth herein for such transactions are met; provided, however, that the Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing.

              Furthermore, any Holder of a Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrant shall be required to be reflected in a book entry.

              All Warrants issued upon any registration of, transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

              2.7 Book-Entry Provisions for Global Warrants. (a) Registered Owner of Global Warrants. Each Global Warrant initially shall (i) be registered in the name of DTC for such global Warrant or the nominee of the Depositary and
(ii) be delivered to the Warrant Agent as custodian for such Depositary.

              Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by DTC, or the Warrant Agent, as its custodian, or under the Global Warrant, and DTC may be treated by the Company, the Warrant Agent, and any agent of either the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of either, the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Warrant.

              (b) Transfers of a Global Warrant shall be limited to transfers of such Global Warrant in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Warrant may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.8. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Warrants in definitive form, in exchange for their beneficial interests in a Global Warrant upon written request in accordance with DTC's and the Warrant Registrar's procedures. In addition, Definitive Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Warrant if (i) DTC (A) notifies, in writing, the Company that it is unwilling or unable to continue as depository for the Global Warrant and the Company thereupon fails to appoint a successor depository upon 90 days or (B) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor depository upon 90 days, (ii) upon the continuance of an Event of Default under the Indenture or (iii) the Company, at its option, promptly notifies the Warrant Agent in writing that it elects to cause issuance of Definitive Warrants. In addition, beneficial interests in a Global Warrant may be exchanged for Definitive Warrants upon request but only upon at least 20 days' prior written notice given to the Warrant Agent by or on behalf of DTC in accordance with customary procedures. In all cases, Definitive Warrants delivered in exchange for any Global Warrants or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

              (c) In connection with any transfer of a portion of the beneficial interest in a Global Warrant pursuant to subsection (b) of this Section 2.7 to beneficial owners who are required to hold Definitive Warrants, the Warrant Registrar shall reflect on its books and records the date and a decrease in the amount of such Global Warrant in an amount equal to the amount of the beneficial interest in the Global Warrant to be transferred and the Company shall execute, and the Warrant Agent shall countersign and deliver (to each beneficial owner identified by DTC for such transfer), one or more Definitive Warrants of like tenor and amount.

              (d) In connection with the transfer of an entire Global Warrant to beneficial owners pursuant to subsection (b) of this Section 2.7, such Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Warrant, an equal aggregate amount of Definitive Warrants of authorized denominations.

              (e) The Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent, Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

              2.8 Special Transfer Provisions. (a) Any beneficial interest in one of the Global Warrants that is transferred to a Person who takes delivery in the form of an interest in the other Global Warrant will, upon transfer, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.

              (b) General. The provisions hereof shall be qualified in their entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. The Warrant Agent shall not register a transfer of any Warrant Certificate unless such transfer complies with the restrictions on transfer of such Warrant Certificate set forth in this Warrant Agreement.

              The Warrant Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.7 or this
Section 2.8. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Registrar.

              (c) No Obligation of the Warrant Agent. (i) The Warrant Agent shall have no duty, responsibility or obligation to any beneficial owner of a Global Warrant, a member of, or a participant in DTC or other Person with respect to any ownership interest in the Warrants, with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Warrants. All notices and communications with respect to the Warrants shall be given to the Holders and all payments in respect of the Warrants represented by the Global Warrant shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Warrant. With respect to Definitive Warrants, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The rights of beneficial owners in any Global Warrant shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Warrant Agent may rely and shall be fully protected and indemnified pursuant to Section 5.5 in relying upon information furnished by DTC with respect to any beneficial owners, its members and participants.

              (ii) The Warrant Agent shall have no responsibility, obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law, with respect to any transfer of any interest in any Warrant (including without limitation any transfers between or among DTC participants, members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation of evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

              2.9 Offices for Exercise, Etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for Definitive Warrant Certificates pursuant to Section 2.5 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies, within or outside The City of New York where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent and the Warrant Registrar written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its designated office, pursuant to Section 6.2, in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

              2.10 Cancellation. All Warrant Certificates surrendered for the purpose of exercise (in whole or in part), exchange, substitution or transfer shall, if surrendered to the

Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in cancellation form, or if surrendered to the Warrant Agent shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. If the Company purchases or acquires Warrants and if the Company so chooses, the Company may deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire (subject to the record retention provisions of the Exchange Act), the Warrant Certificates evidencing said Warrants. The Warrant Agent shall destroy such cancelled Warrant Certificates, and in such case shall upon the written request of the Company deliver a certificate of destruction thereof to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

              2.11 Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them (which may include posting a bond) and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of written notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory, of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Warrant Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Section 2.11 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

              The Warrant Agent is hereby authorized to countersign Warrant Certificates in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

              SECTION 3. Terms of Warrants; Exercise of Warrants

              3.1 Exercise Period. Subject to the terms of the this Agreement, each Warrant Holder shall have the right, which may be exercised commencing at the opening, of business on the Exercisability Date and until 5:00 p.m., New York City time on the Expiration Date, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become null and void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

              The Company shall give written notice not less than 90, and not more than 120 days prior to the Expiration Date to the Warrant Agent and the Holders of the outstanding Warrants to the effect that the Warrants will terminate and become null and void as of 5:00 p.m., New York City time, on the Expiration Date; provided, however, that the failure by the Company to give such notice as provided in this Section shall not affect such termination and becoming null and void of the Warrants as of 5:00 p.m., New York City time, on the Expiration Date.

              3.2 Manner of Exercise. A Warrant may be exercised at any time on or after the Exercisability Date and prior to the Expiration Date upon (i) surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase properly completed and executed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each share of Common Stock or other securities issuable upon exercise of such Warrants. The Exercise Price may be paid (i) in cash or by certified or official bank check or by wire transfer to an account designated by the Company for such purpose (a "Cash Exercise") or (ii) without the payment of cash, by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. Upon request of the Warrant Agent, the Company shall promptly inform in writing the Warrant Agent of the number of shares of Common Stock that may be delivered to a Holder upon a "cashless" exercise, and the Warrant Agent shall incur no liability and shall be fully protected in relying on such information provided to it by the Company. The Warrant Agent shall have no obligation to take any action under this Section with respect to a "cashless" exercise, nor shall it incur any liability for failing to take any such action, if it has not received all such relevant information requested regarding such "cashless" exercise from the Company. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Upon surrender of the Warrant Certificate and payment of the Exercise Price in accordance with this Agreement, the Company will issue shares of Common Stock of the Company for each Warrant evidenced by such Warrant Certificate, subject to adjustment as described herein. Whenever there occurs a Cashless Exercise, the Company shall deliver to the Warrant Agent a certificate setting forth the Cashless Exercise Ratio. The Warrant Agent shall be entitled to rely or such certificate and shall be under no duty, obligation or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty, obligation or responsibility to any Holder to determine whether the Cashless Exercise Ratio is correct or with respect to the method employed in determining the Cashless Exercise Ratio or the validity or value of any shares of Common Stock.

              3.3 Issuance of Warrant Shares. Subject to Section 2.10, upon the surrender of Warrant Certificates and payment of the Exercise Price, as set forth above, the Company shall issue shares of Common Stock in such name or names as the Holder may designate, for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.4 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such shares of Common Stock shall be deemed to have been issued and any Person so designated shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price or upon a Cashless Exercise.

              The Company hereby agrees that no service charge will be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent designated for that purpose. Holders may be required to make payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant Certificates and shall notify the Warrant Agent of any applicable amounts payable hereunder.

              3.4 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.4, be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, at its option, pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole U.S. Dollars.

              The Warrant Agent shall have no duty or obligation with regard to the payment, calculation or valuation of fractional shares unless and until it has received written instructions (and sufficient cash, if necessary, to satisfy the Company's obligations) from the Company regarding fractional shares and the Company has otherwise complied with the relevant provisions of this Agreement.

              3.5 Sufficient Authorized Share Capital. The Company has and will maintain an authorized share capital sufficient for the issuance of such number of shares of Common

Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when issued and paid for in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all liens, charges and security interests with respect to the issue thereof.

              3.6 Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and the Warrant Shares issuable upon the exercise of Warrants, provided, however, that the Company shall not be required to pay any tax or taxes or governmental charges which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or governmental charges or shall have established to the satisfaction of the Company that such tax or governmental charges has been paid.

              SECTION 4. Adjustment of Exercise Price and Number of Warrant Shares Issuable.

              4.1 Adjustments. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of Warrants shall be subject to adjustment from time to time as follows:

              (a) Adjustments under the Plan of Reorganization. In the event that the Company makes adjustments to the aggregate claims, the percentage allocations or the number of shares of Common Stock to be issued on account of existing bonds of the Company under the Plan of Reorganization, the Company may change the number of Warrants to be issued, the number of shares of Common Stock purchasable under the terms of such Warrants and the Exercise Price in accordance with any such adjustments under the Plan of Reorganization. Any adjustment made pursuant to this Section 4.1 (a) shall become effective on the Issue Date.

              (b) Changes in Shares of Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted (including by adjusting the definition of "Warrant Shares") so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock or other shares of capital stock upon exercise that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of shares of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.1(b) shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (c) Cash Dividends and Other Distributions. In case at any time or from time to time after the date hereof the Company shall distribute to Holders of shares of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 4.1(a) or (y) any rights, options, warrants or securities described in Section 4.1(d)) then the number of Warrant Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable immediately prior to the record date upon exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Value of the shares of Common Stock comprising one Warrant Share immediately before such dividend or other distribution and the denominator of which shall be the Current Market Value of the shares of Common Stock comprising one Warrant Share less the sum of (x) any cash distributed per Warrant Share and (y) the Current Market Value of the portion, if any, of the distribution applicable to one Warrant Share consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights. Such adjustment shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.1(c) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of shares of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.1(c) which shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.

              (d) Rights Issue. In the event that at any time or from time to time after the date hereof the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, shares of Common Stock to all holders of shares of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into shares of Common Stock within 60 days after the record date for such issuance, sale, distribution or other grant, as the case may be, and the sum of
         (a) the offering price of such right, option, warrant or other security ('on a per share basis) and (b) any subscription, purchase, conversion or exchange price per share of shares of Common Stock (the "Consideration") is lower at the record date for such issuance than the then Current Market Value per share of such shares of Common Stock, the number of Warrant Shares purchasable upon exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable immediately prior to the record date upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of

         Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate of the Consideration with respect to such issuance, sale, distribution or other grant. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights. options, warrants or securities, provided, however, that the Company is not required to make an adjustment pursuant to this
         Section 4.1(d) if the Company shall make the same distribution to Holders of Warrants. No adjustment shall be made pursuant to this
         Section 4.1(d) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant.

              (e) Combination; Liquidation. (i) Except as provided in clause
         (ii) below, in the event of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another Person (a "Combination"), each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such Combination had the Warrants been exercised immediately prior thereto. Unless clause (ii) is applicable to a Combination, if any Warrants shall be outstanding after a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.1(e) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this
         Section 4.1(e) shall similarly apply to successive Combinations involving any Successor Company.

              (ii) In the event of (A) a Combination, and, in connection therewith, the consideration payable to the holders of shares of Common Stock in exchange for their shares is payable solely in cash or (B) a dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of shares of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of holders thereof will cease.

              (iii) In the case of any such Combination, the surviving or acquiring Person as described in this Section 4. 1 (e) and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check, or by wire transfer of same-day funds, in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

              4.2 Tender Offers: Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of shares of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall, within ten (10) Business Days of the expiry of such tender offer or exchange offer, offer to purchase Warrants for comparable consideration per share of Common Stock based on the number of shares of Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants (the "Offer") (such amount less the Exercise Price in respect of such share, the "Per Share Consideration"); provided, however, if a tender offer is made for only a portion of the outstanding shares of Common Stock, then such offer shall be made for such shares of Common Stock issuable upon exercise of the Warrants in the same pro rata proportion.

              The Offer shall remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase such Warrants for the applicable Per Share Consideration.

              4.3 Other Events. If any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would have the effect of depriving holders of the benefit of all or a portion of the exercise rights in respect of any Warrant in accordance with the essential intent and principles of this Section 4, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4 necessary to preserve, without dilution, such exercise rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and to the holders and shall make the adjustments described therein.

              4.4 When No Adjustment Required. Without limiting any other exception contained in this Section 4.4 and in addition thereto, no adjustment need be made for:

              (i) (A) grants to, exercises of Rights by, or issuances of equity securities to employees, directors, consultants or advisors of the Company or any of its subsidiaries and (B) exercises of Rights by, or issuances of equity securities in connection with Rights previously issued to former employees, former directors, former consultants (to the extent that all such securities do not have an aggregate value in excess of 15% of the equity value of the Company or represent more than 15% of the outstanding voting power of the Company's capital stock on a fully diluted basis, as determined in good faith by the Board). As used herein, "Right" shall mean any right, option, warrant or convertible or exchangeable security containing the right to subscribe for or acquire on or more shares of Common Stock, excluding the Warrants;

              (ii) bona fide public offerings or private placements through investment banks of international standing;

              (iii) rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends or interest; and

              (iv) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa).

              (b) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted, as provided under this Section 4, the Exercise Price per share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest United States Dollar ("USD") $0.01) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Following any adjustment to the Exercise Price pursuant to this Section 4, the amount payable, when adjusted, shall never be less than the par value per share of Common Stock at the time of such adjustment.

              If after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between such classes based on the relative fair market value determined in good faith by the Board. After such allocation, the exercise privilege and the Exercise Price of each class of shares shall thereafter be subject to adjustment on terms comparable to those applicable to shares of Common Stock under this Section 4.

              Such adjustment shall be made successively whenever any event listed above shall occur.

              4.5 Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Section 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1(b)) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

              4.6 Minimum Adjustment. The adjustments required by the preceding Sections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1(b)) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 4, fractional interests in shares of Common Stock shall be taken into account to the nearest one-hundredth of a share.

              4.7 Notice of Adjustment. Whenever the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of internationally recognized independent accountants (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly mail, or at the expense of the Company cause the Warrant Agent to mail, a copy of such certificate to each Holder in accordance with Section 6.2. The Warrant Agent shall be authorized and fully protected in relying on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty, obligation or responsibility to any Holder or any other Person to determine whether any facts exist which may require any adjustment of the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

              4.8 Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its shares of Common Stock or to make any other distribution to the holders of its shares of Common Stock, (b) to offer the holders of its shares of Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its shares of Common Stock, capital reorganization or Combination or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 4.2(e), the Company shall within five (5) Business Days of making such proposal, tender offer or exchange offer send to the Warrant Agent and the Warrant Agent shall within five (5) Business Days thereafter send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Company, or at the expense of the Company by the Warrant Agent, to the Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date. In such issuance or event is to take place and the date of participation therein by the holders of shares of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the shares of Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause
(a) or (b) above, at least ten (10) Business Days prior to the record date for determining holders of the shares of Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of Common Stock, whichever shall be the earlier.

              4.9 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Section 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

              4.10 Challenge to Good Faith Determination. Whenever the Board shall be required to make a determination in good faith of the Current Market Value of any item under Section 4, such determination may be challenged in good faith by the Majority Holders.

              4.11 Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Agreement.

              SECTION 5. Warrant Agent.

              5.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

              5.2 Rights and Duties of Warrant Agent. (a) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants or any other Person.

              (b) The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              (c) The Warrant Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any Warrant Certificate, certificates of shares, notice, resolution, direction, consent, certificate, waiver, order, affidavit, statement or other paper or document believed by it to be genuine and to have been presented, sent or signed by the proper parties.

              (d) The Warrant Agent shall be obligated to perform only such duties as are expressly herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to institute any action, suit or legal proceeding or to take any other action which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is requested. The Warrant Agent shall not be liable, accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders on behalf of the Holders pursuant to this Agreement or for the applications by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty, obligations or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty, obligations or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

              (e) The Warrant Agent shall not at any time be under any duty, obligations or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be responsible to determine the Cashless Exercise Ratio. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 4, or to comply with any of the covenants of the Company contained in Section 4.

              (f) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require from the Company:

              (i) an Officers' Certificate of the Company stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

              (ii) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

              Each Officers' Certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or conditions has been complied with; and

              (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an opinion of counsel may rely on an Officers' Certificate or certificates of public officials.

              The Warrant Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

              (g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office designated for such purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

              5.3 Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the warrant agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

              5.4 Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

              5.5 Compensation and Indemnity. The Company shall pay to the Warrant Agent from time to time such compensation as the Company and the Warrant Agent shall from time to time agree in writing for its acceptance and execution of this Warrant Agreement and services hereunder. The Company shall reimburse the Warrant Agent upon request for all disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in the preparation, delivery, execution, administration, and amendment of this Agreement and the exercise and performance of its duties hereunder, in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Warrant Agent's or any Agent's gross negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements, and expenses of the Warrant Agent's accountants, experts and counsel.

              The Company shall indemnify each of the Warrant Agent and any predecessor Warrant Agent for, and hold them harmless against, any and all loss, damage, claim, judgment, fine, penalty, demand, settlement, cost, expense or liability including taxes (the Warrant Agent shall have no duty or obligation under this Section 5 or any other similar provision of this Agreement which requires the payment by a holder of a Warrant of applicable taxes or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full other than taxes or charges based on the income of the Warrant Agent) incurred by the Warrant Agent without gross negligence, willful misconduct or bad faith on its part in connection with acceptance of administration of this trust and its duties under this Warrant Agreement, including the reasonable costs, expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Warrant Agent shall notify the Company promptly of any claim asserted against the Warrant Agent for which it may seek indemnity. However, the failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense (and may employ its own counsel satisfactory to the Warrant Agent) at the Company's expense. The costs and expenses incurred in enforcing the right of indemnifications shall be paid by the Company. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent as a result of the violation of this Warrant Agreement by the Warrant Agent provided that such violation arose from the Warrant Agent's gross negligence or bad faith.

              Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Absent gross negligence or bad faith, any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent. The Company's payment obligations pursuant to this Section 5.5 shall survive the termination of this Agreement or the expiration of the Warrants.

              To secure the Company's payment obligations in this Section 5.5, the Warrant Agent shall have a senior lien against all money or property held or collected by the Warrant Agent in its capacity as Warrant Agent.

              5.6 Successor Warrant Agent. (a) The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

              (b) The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than thirty (30) days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 5.6. shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a Person authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

              (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant's Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder. If the Company shall fail to appoint a successor Warrant Agent within this thirty (30) day period, then the registered holder of any warrant certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.

              (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon full payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

              (e) Any Person into which the Warrant Agent hereunder may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all its corporate trust business, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

              SECTION 6. Miscellaneous.

              6.1 Reports. (a) The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and the Company has a class of securities registered under the Exchange Act, (i) all annual and quarterly financial statements and other financial information required to be a filed with the Commission under the Exchange Act and (ii) all current reports that are required to be filed with the Commission on Form 8-K.

              (b) The Company will also be required (a) to file with the Warrant Agent, and provide to each holder of the Warrants or Warrant Shares, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company is required to file such reports and documents.

              6.2 Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made (i) five business days after deposited in the mail, first class or registered, postage prepaid, (ii) one business day after being timely delivered to a next-day air courier or (ii) when receipt is acknowledged by the addressee, if telecopied, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:


              Pathmark Stores, Inc.
              200 Milik Street
              Carteret, NJ 07008
              Attention: Marc A. Strassler, Esq.
                         Vice President, Secretary and General Counsel
              Telecopy:  (732) 499-3000

              with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention: John D. Morrison, Esq.
              Telecopy:  (212) 848-7179

              In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the designated office of the Warrant Agent.

              Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given or made (i) five business days after deposited in the mail, first-class or registered, postage prepaid, (ii) one business day after being timely delivered to a next-day air courier or (ii) when receipt is acknowledged by the addressee, if telecopied, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

              ChaseMellon Shareholder Services, L.L.C.
              44 Wall Street - 6th Floor
              New York, NY 10005
              Attention:  Relationship Manager

              with a copy to:

              ChaseMellon Shareholder Services, L.L.C.
              85 Challenger Road
              Ridgefield Park, NJ 07660
              Attention:  General Counsel

              6.3 Supplements and Amendments. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders or the Warrant Agent. Any amendment or supplement to this Agreement that has or would have an adverse effect on the interests of the Holders or the Warrant Agent shall require the written consent of the Warrant Agent (which shall not be unreasonably withheld) and the Holders of a majority of the outstanding Warrants. The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the exercise period with respect to the Warrants would be shortened. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be authorized and protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

              6.4 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

              6.5 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

              6.6 Termination. This Agreement (other than the Company's obligations with respect to Warrants previously exercised) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

              6.7 Governing Law. THIS WARRANT AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

              6.8 Submission to Jurisdiction; Appointment of Agent for Service; Waiver. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Warrant Agreement and the Warrants, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. The Company agrees that a final action in any suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

              The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Warrant Agreement, the Warrant Certificates or the transactions contemplated hereby.

              The provisions of this Section 6.8 are intended to be effective upon the execution of this Warrant Agreement and the Warrant Certificates without any further action by the Company or the Warrant Agent and the introduction of a true copy of this Warrant Agreement into evidence shall be conclusive and final evidence as to such matters.

              6.9 Benefits of this Agreement. (a) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the holders of the Warrant Certificates.

              (b) Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company, to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

              (c) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

              6.10 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              6.11 Table of Contents. The table of contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms and provisions hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   PATHMARK STORES, INC.



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   Chase Mellon Shareholder Services, L.L.C., as Warrant Agent



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                    EXHIBIT A TO
                                                               WARRANT AGREEMENT


                  [FORM OF FACE OF GLOBAL WARRANT CERTIFICATE]

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.9 AND 2.10 OF THE WARRANT AGREEMENT.

CUSIP No.
         -------------
No.                                                                     Warrants
   -------                                                         -----



                               WARRANT CERTIFICATE

                              PATHMARK STORES, INC.



              THIS CERTIFIES THAT, ______________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement dated as of September 19, 2000 (the "Warrant Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C., as Warrant Agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), to purchase from Pathmark Stores, Inc., a company organized under the laws of Delaware (the "Company"), one Warrant Share per Warrant at the exercise price of $22.31 per share (the "Exercise Price"), or by Cashless Exercise. This Warrant is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. This Warrant Certificate shall terminate and become null and void as of 5:00 p.m. on September 19, 2010 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

              Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

              This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

              THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE WARRANT AGREEMENT AND THE WARRANTS WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

              IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Warrant Certificate to be executed on behalf of the Company by two Officers of the Company.

Dated:  _____________, 2000

                                         PATHMARK STORES, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Countersigned:

Chase Mellon Shareholder Services, L.L.C., as Warrant Agent


By
  ----------------------------------------
           Authorized Signatory

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

              This Warrant Certificate is issued under and in accordance with and incorporates by reference the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at Chase Mellon Shareholder Services, L.L.C., 44 Wall Street, New York, New York, 10005.

              Warrants may be exercised at any time commencing at the opening of business on the Exercisability Date and until 5:00 p.m. New York City time on the Expiration Date. Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

              The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted.

              In the event the Company enters into a Combination following which this Warrant remains outstanding, the Holder hereof will be entitled to receive upon exercise of the Warrants the shares of capital stock or other securities or other property of such surviving entity as such Holder would have been entitled to receive upon or as the result of such Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of shares of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of shares of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

              The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 3.6 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

              Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the Warrant Shares as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the designated office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. In the event any fractional Warrant Shares would have to be issued upon the exercise of the Warrants, the Company may, at its option, pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole U.S. Dollar in lieu of issuing such fractional share.

              The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

              The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

              This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                                 [        ]

              The undersigned hereby irrevocably elects to exercise _____________ Warrants at an exercise price per Warrant Share of $_________ to acquire an equal number of Warrant Shares on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ___________________, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ______________, ____

                                                                               1
                                               ---------------------------------
                                               (Signature of Owner)


                                               ---------------------------------
                                               (Street Address)


                                               ---------------------------------
                                               (City)    (State)      (Zip Code)


                                               Signature Guaranteed by:


                                               ---------------------------------

-----------------

1 The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

                                   SCHEDULE A

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANTS



              The following increases or decreases in this Global Warrant have been made:

Date of Exchange          Amount of decrease     Amount of increase in   Number of Warrants     Signature of
                          in Number of           Number of Warrants of   of this Global         authorized officer
                          Warrants of this       this Global Warrant     Warrant following      of Warrant Agent
                          Global Warrant                                 such decrease or
                                                                         increase



                                                                    EXHIBIT B TO
                                                               WARRANT AGREEMENT


                       [FORM OF FACE OF DEFINITIVE WARRANT
                                  CERTIFICATE]

CUSIP No.
         -----------------
No.                                                                     Warrants
   ---------                                                     -------



                               WARRANT CERTIFICATE

                              PATHMARK STORES, INC.



              THIS CERTIFIES THAT, ______________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement dated as of September 19, 2000 (the "Warrant Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C., as Warrant Agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), to purchase from Pathmark Stores, Inc., a company organized under the laws of Delaware (the "Company"), one Warrant Share per Warrant at the exercise price of $22.31 per share (the "Exercise Price"), or by Cashless Exercise. This Warrant is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. This Warrant Certificate shall terminate and become null and void as of 5:00 p.m. on September 19, 2010 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

              Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

              This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

              The internal laws of the State of New York shall govern the Warrant Agreement and the Warrants without regard to conflict of law provisions thereof.

              IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Warrant Certificate to be executed on behalf of the Company by two Officers of the Company.

Dated:  September 19, 2000

                                         PATHMARK STORES, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title: